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                                                                    EXHIBIT 23.4

                              ACCOUNTANTS' CONSENT

The Board of Directors
Pioneer Hi-Bred International, Inc.:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the headings "Experts" and "Selected Historical Financial Data" in the Proxy Statement/ Prospectus.

                                          KPMG LLP

Des Moines, Iowa
August 19, 1999